EXHIBIT A

AGREEMENT AS TO JOINT FILING

Pursuant to Regulation Section 240.13d-1(f)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D Amendment relating to Cone Mills Corporation is being filed on behalf of each of the undersigned.

/s/ Marc. H. Kozberg
Marc H. Kozberg

THE TEMPLE COMPANY, L.L.P.

By:		/s/*
Charles Barry, a partner

CHARMEL LIMITED PARTNERSHIP

By:	Charmel Enterprises, Inc.

	By:	/s/*
Charles Barry, President

CHARMEL ENTERPRISES, INC.

By:		/s/*
Charles Barry, President

s/s*
Richard Fitzgerald

/s/*
Charles Barry

/s/*
Melanie Barry

/s/*
Marvin W. Goldstein

/s/*
Robert C. Klas, Sr.

Oak Ridge Capital Group, Inc.

By:	/s/ Marc. H. Kozberg
Marc H. Kozberg, Chief Executive Officer

/s/*
Jess Ravich

*By Marc H. Kozberg, Attorney-in-Fact